                                                           Exhibit 4.2.2








                            REGISTRATION RIGHTS AGREEMENT

                                    by and between

                           BURNHAM PACIFIC PROPERTIES, INC.

                                         and

                         EACH OF THE EXISTING PARTNERS LISTED

                           ON EXHIBIT A-1 TO THIS AGREEMENT

                                     dated as of

                                  December 31, 1997

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                                  TABLE OF CONTENTS
                                                                                            Page
Section 1.     Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
          (a)  "Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
          (b)  "Buyer" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
          (c)  "Buyer Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
          (d)  "Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
          (e)  "Company Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
          (f)  "Company Preferred Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . .2
          (g)  "Company Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
          (h)  "Commission . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
          (i)  "Contributors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
          (j)  "Contribution Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
          (k)  "Exchange Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
          (l)  "Exercise Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
          (m)  "Existing Partners. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
          (n)  "NASD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
          (o)  "Operating Partnership. . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
          (p)  "Placed Offering. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
          (q)  "Preferred Units. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
          (r)  "Registrable Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
          (s)  "Registration Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
          (t)  "Registration Suspension Period . . . . . . . . . . . . . . . . . . . . . . . .3
          (u)  "Required Interest" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
          (v)  "Securities Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
          (w)  "Shelf Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
          (x)  "Suspension Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
          (y)  "Tag-Along Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
          (z)  "Tag-Along Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
          (aa) "Tag-Along Transaction. . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
          (bb) "Tag-Along Transaction Shares . . . . . . . . . . . . . . . . . . . . . . . . .4
          (cc) "Third Party. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
          (dd) "Underwritten/Placed Offering . . . . . . . . . . . . . . . . . . . . . . . . .4
          (ee) "Units. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4

Section 2.     Shelf Registration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
          (a)  Obligation to File and Maintain . . . . . . . . . . . . . . . . . . . . . . . .4
          (b)  Black-Out Periods of the Existing Partners. . . . . . . . . . . . . . . . . . .5
          (c)  Black-Out Periods of the Company. . . . . . . . . . . . . . . . . . . . . . . .6
          (d)  Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

Section 3.     Demand Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
          (a)  The Existing Partners' Rights to Demand Registration. . . . . . . . . . . . . .6


                                                   (i)

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
          (b)  Special Demand Registration . . . . . . . . . . . . . . . . . . . . . . . . . .7
          (c)  Black-Out Periods of the Existing Partners. . . . . . . . . . . . . . . . . . .7
          (d)  Black-Out Periods of the Company. . . . . . . . . . . . . . . . . . . . . . . .8
          (e)  Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9

Section 4.     Incidental Registrations. . . . . . . . . . . . . . . . . . . . . . . . . . . .9
          (a)  Notification and Inclusion. . . . . . . . . . . . . . . . . . . . . . . . . . .9
          (b)  Cut-back Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
          (c)  Duration of Effectiveness . . . . . . . . . . . . . . . . . . . . . . . . . . 10

Section 5.     Registration Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

Section 6.     Certain Underwritten Offerings. . . . . . . . . . . . . . . . . . . . . . . . 14

Section 7.     Preparation; Reasonable Investigation . . . . . . . . . . . . . . . . . . . . 14

Section 8.     Tag-Along Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
          (a)  Rights and Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
          (b)  Number of Shares to be Included . . . . . . . . . . . . . . . . . . . . . . . 15
          (c)  Abandonment of Sale . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
          (d)  Terms of Sale . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
          (e)  Timing of Sale. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

Section 9.     Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
          (a)  Indemnification by the Company. . . . . . . . . . . . . . . . . . . . . . . . 16
          (b)  Indemnification by the Existing Partners. . . . . . . . . . . . . . . . . . . 17
          (c)  Notices of Claims, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
          (d)  Indemnification Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . 18
          (e)  Contribution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

Section 10.    Covenants Relating to Rule 144. . . . . . . . . . . . . . . . . . . . . . . . 18

Section 11.    Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
          (a)  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
          (b)  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
          (c)  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
          (d)  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
          (e)  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
          (f)  Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
          (g)  Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
          (h)  Amendments and Waivers. . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
          (i)  Interpretation; Absence of Presumption. . . . . . . . . . . . . . . . . . . . 21
          (j)  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22


                                                   (ii)

     REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of December 31, 1997, by and between Burnham Pacific Properties, Inc., a Maryland corporation (the "Company"), and the parties listed on Schedule 1 hereto (the "Existing Partners"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Contribution Agreement (as hereinafter defined).

     WHEREAS, the Company, together with Burnham Pacific Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), and certain entities that are owned, either directly or indirectly, by the Existing Partners (the "Contributors") have entered into an Agreement to Contribute, dated as of December 5, 1997 (the "Contribution Agreement"), pursuant to which the Contributors will transfer to the Operating Partnership certain properties in exchange for consideration which will consist, in part, of 0 units of limited partner interest in the Operating Partnership (the "Units") and 2,000,000 units of preferred limited partner interest in the Operating Partnership (the "Preferred Units"); and

     WHEREAS, pursuant to the Operating Partnership Agreement and the Operating Partnership Amendment, the Units and the Preferred Units shall be redeemable or exchangeable for shares of Series 1997-A Convertible Preferred Stock of the Company, par value $.01 per share (the "Company Preferred Stock") (the Company Preferred Stock and the Company's common stock, par value $0.01 per share (the "Company Common Stock"), together with such stock of such series and class, and all other series of preferred stock of the Company outstanding from time to time are sometimes referred to herein as the "Company Stock"), or the cash equivalent; and

     WHEREAS, in order to induce the Existing Partners to enter into the Contribution Agreement, the Company has agreed to provide the registration rights set forth herein;

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     Section 1. Definitions. As used herein, the following terms shall have the following meanings:

          (a) "Agreement": shall have the meaning set forth in the first paragraph hereof.

          (b) "Buyer": Westbrook Burnham Holdings, L.L.C. and Westbrook Burnham Co-Holdings, L.L.C.

          (c) "Buyer Agreement": the Registration Rights Agreement by and between the Company and Buyer of even date herewith.

          (d) "Company": shall have the meaning set forth in the first paragraph hereof.

          (e) "Company Common Stock": shall have the meaning set forth in the recitals to this Agreement.

          (f) "Company Preferred Stock": shall have the meaning set forth in the recitals to this Agreement.

          (g) "Company Stock": shall have the meaning set forth in the recitals to this Agreement.

          (h) "Commission": the Securities and Exchange Commission, and any successor thereto.

          (i) "Contributors": shall have the meaning set forth in the recitals to this Agreement.

          (j) "Contribution Agreement": shall have the meaning set forth in the recitals to this Agreement.

          (k) "Exchange Act": the Securities Exchange Act of 1934, as amended, and any successor thereto, and the rules and regulations thereunder.

          (l)  "Exercise Notice":  shall have the meaning set forth in Section
     8(a).

          (m) "Existing Partners": the Existing Partners listed on Exhibit A-1 to the Contribution Agreement.

          (n)  "NASD":  the National Association of Securities Dealers, Inc.

          (o) "Operating Partnership": shall have the meaning set forth in the recitals to this Agreement.

          (p) "Placed Offering": a sale of securities of the Company to a placement agent or agents for reoffering or through a placement agent or agents for sale in each case in a transaction not registered under the Securities Act.

          (q) "Preferred Units": shall have the meaning set forth in the recitals to this Agreement.

          (r) "Registrable Securities": (i) any and all shares of Company Stock and (ii) any securities issued or issuable with respect to any Company Stock by way of conversion, exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise including, without limitation, any shares of Company Stock, issuable upon the redemption or exchange or conversion of the Units and the Preferred Units issued to the Existing Partners pursuant to the Contribution Agreement in accordance with the Operating Partnership Agreement and the Operating
     Partnership Amendment.  As to any particular Registrable
     Securities, once issued, such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, or (B) such securities shall have been sold in accordance with Rule 144 (or any successor provision) under the Securities Act.

         (s) "Registration Expenses": (i) the fees and disbursements of counsel and independent public accountants for the Company incurred in connection with the Company's performance of or compliance with this Agreement, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, and any premiums and other costs of policies of insurance obtained by the Company against liabilities arising out of the sale of any securities and (ii) all registration, filing and stock exchange or NASD fees, all fees and expenses of complying with securities or blue sky laws, all printing expenses, messenger and delivery expenses, any fees and disbursements of any common counsel retained by the Existing Partners and transfer taxes, if any.

          (t) "Registration Suspension Period": shall have the meaning set forth in Section 2(b).

          (u) "Required Interest": shall have the meaning set forth in Section 2(c).

          (v) "Securities Act": the Securities Act of 1933, as amended, and any successor thereto, and the rules and regulations thereunder.

          (w)  "Shelf Registration":  shall have the meaning set forth in
     Section 2(a).

          (x) "Suspension Notice": shall have the meaning set forth in Section 2(b).

          (y)  "Tag-Along Notice":  shall have the meaning set forth in
     Section 8(a).

          (z)  "Tag-Along Shares":  shall have the meaning set forth in
     Section 8(a).

          (aa) "Tag-Along Transaction": any non-public issuance of Company Stock other than in a distribution registered under the Securities Act for consideration all, or substantially all, of which consists of cash or cash equivalents (as determined in accordance with generally accepted accounting principles).

          (bb) "Tag-Along Transaction Shares": shall have the meaning set forth in Section 8(a).

          (cc) "Third Party":  shall have the meaning set forth in Section 8(a).

          (dd) "Underwritten/Placed Offering": a sale of securities of the Company to an underwriter or underwriters for reoffering to the public or on behalf of a person other than the Company through an agent for sale to the public.

          (ee) "Units": shall have the meaning set forth in the recitals to this Agreement.

     Section 2.     Shelf Registration.

          (a) Obligation to File and Maintain. At any time beginning two weeks prior to and ending two weeks following the date the Preferred Units are first redeemable for Company Preferred Stock, the Company will use its best efforts to cause to be filed with the Commission a registration statement under the Securities Act for the offering on a continuous or delayed basis in the future of all of the Registrable Securities (the "Shelf Registration") and will use its best efforts to cause such Shelf Registration to be declared effective by the Commission as soon as practicable thereafter. The Shelf Registration shall provide (x) that upon any redemption of the Units and the Preferred Units pursuant to the Operating Partnership Agreement and the Operating Partnership Amendment that is satisfied with shares of the Company Common Stock or Company Preferred Stock, the Existing Partners shall receive shares of Company Common Stock and Company Preferred Stock that shall be registered under the Securities Act pursuant to the Shelf Registration and (y) for the offer and sale on a continuous basis in the future of all of the Registrable Securities. The Shelf Registration shall be on an appropriate form and the Shelf Registration and any form of prospectus included therein or prospectus supplement relating thereto shall reflect such plan of distribution or method of sale as the Existing Partners may from time to time notify the Company, including the sale of some or all of the Registrable Securities in a public offering or, if requested by the Existing Partners, subject to receipt by the Company of such information (including information relating to purchasers) as the Company reasonably may require, (i) in a transaction constituting an offering outside the United States which is exempt from the registration requirements of the Securities Act in which the Company undertakes to effect registration of such shares as soon as possible after the completion of such offering in order to permit such shares to be freely tradeable in the United States, (ii) in a transaction constituting a private placement under Section 4(2) of the Securities Act in connection with which the Company undertakes to register such shares after the conclusion of such placement to permit such shares to be freely tradeable by the purchasers thereof, or (iii) in a transaction under Rule 144A of the Securities Act in connection with which the Company undertakes to register such shares after the conclusion of such transaction to permit such shares to be freely tradeable by the purchasers thereof. The Company shall use its best efforts to keep the Shelf Registration continuously effective for the period beginning on the date on which the Shelf Registration is declared effective and ending on the first date that there are no Registrable Securities (it being understood that the Existing Partners shall promptly notify the Company of such sale). During the period during which the Shelf Registration is effective, the Company shall supplement or make amendments to the Shelf Registration, if required by the Securities Act or if reasonably requested by the Existing Partners or an underwriter of Registrable Securities, including to reflect any specific plan of distribution or method of sale, and shall use its reasonable best efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing. Notwithstanding the foregoing, the Existing Partners shall be prohibited from utilizing this Shelf Registration for purposes of reselling any Registrable Securities earlier than one year following the date hereof.

          (b) Black-Out Periods of the Existing Partners. Notwithstanding anything herein to the contrary, (i) the Company shall have the right, exercisable on not more than five occasions (including any black-out period rights the Company may have under Section 3(d) below but not more than two in any twelve-month period), from time to time to require the Existing Partners not to sell under the Shelf Registration as provided for in Section 2(a) or to suspend the effectiveness thereof during the period starting with the date 30 days prior to the Company's good faith estimate, as certified in writing by an executive officer of the Company to Buyer, of the proposed date of filing of a registration statement or a preliminary prospectus supplement relating to an existing shelf registration statement, in either case, pertaining to an underwritten public offering of equity securities of the Company for the account of the Company, and ending on the date 75 days following the effective date of such registration statement or the date of filing of such prospectus supplement, and (ii) the Company shall be entitled to postpone or suspend (but not for a period exceeding 90 days) the filing or effectiveness of a registration statement otherwise required to be prepared and filed by it pursuant to this
Section 2(a) if the Company determines, in its good faith judgment, that such registration and offering or continued effectiveness would interfere with any material financing, acquisition, disposition, corporate reorganization or other material transaction involving the Company or any of its subsidiaries or public disclosure thereof would be required prior to the time such disclosure might otherwise be required, or when the Company is in possession of material information that it deems advisable not to disclose in a registration statement.

     Once any registration statement filed pursuant to Section 2(a) or as set forth below in Section 3 has been declared effective, any period during which the Company fails to keep such registration statement effective and usable for resale of Registrable Securities shall be referred to as a "Registration Suspension Period," which term shall not include any failure solely attributable to the exercise of the Company's rights under this Section 2(b). A Registration Suspension Period shall commence on and include the date that the Company gives written notice to the Existing Partners of its determination that such registration statement is no longer effective or usable for resale of Registrable Securities (the "Suspension Notice") to and including the date when the Company notifies the Existing Partners that the use of the prospectus included in such registration statement may be resumed for the disposition of Registrable Securities.

          (c) Black-Out Periods of the Company. Subject to the conditions of this Section 2(c), the Existing Partners shall have the right, exercisable on not more than five occasions (including any black-out period rights the Existing Partners may have in Section 3(d) below and not more than two in any twelve month period), to require the Company not to sell any common equity securities of the Company or any securities convertible into common equity securities of the Company under any registration statement or prospectus supplement relating to an existing shelf registration statement or to suspend the effectiveness thereof, during the period starting with the date 20 days prior to the Existing Partners' good faith estimate as certified in writing by an authorized representative of the Existing Partners of the proposed date of filing of a preliminary prospectus supplement relating to a Shelf Registration filed pursuant to Section 2(a), pertaining to an underwritten public offering of Registrable Securities, and ending on the date 75 days following the date of filing of the final prospectus supplement, but in no event on a date later than 90 days following the date of filing of the preliminary prospectus supplement. Such right may only be exercised by the Existing Partners holding more than fifty percent (50%) of the Registrable Securities held by all of the Existing Partners (the "Required Interest"). The Company's obligations under this
Section 2(c) are subject to the continuing satisfaction of the following conditions: (i) no black-out period pursuant to Section 2(b)(i) shall be in effect at the time of the requesting Existing Partners' exercise of their rights under this Section 2(c); (ii) the Company shall not have suspended sales of Registrable Securities pursuant to Section 2(b)(ii); and (iii) the Company shall not have delivered to the Existing Partners a written notice to the effect that the Board of Directors has determined in good faith that compliance with this
Section 2(c) would reasonably be expected to have a material adverse effect on the Company. In no event may the Company include in any preliminary prospectus supplement under which Existing Partners are offering Registrable Securities covered by this Section 2(c) any equity securities of the Company or any securities convertible into equity securities of the Company.

          (d) Notice. The Company shall give Buyer prompt notice in the event that the Company has suspended sales of Registrable Securities under Section 2(b).

     Section 3.     Demand Registration.

          (a) The Existing Partners' Rights to Demand Registration. At any time that a shelf registration statement is not filed and maintained as set forth in Section 2(a) or there shall have occurred a Registration Suspension Period in excess of 60 days, promptly upon the written request of the Existing Partners holding the Required Interest, the Company will file a registration statement or similar document under the Securities Act with respect to the Registrable Securities held by the Existing Partners and the sale by the Existing Partners of Registrable Securities (the "Demand Registration"). The Company will use its best efforts to cause all Registrable Securities that such Existing Partners have requested to be registered under the Securities Act to be so registered within 120 days of such request and maintain the effectiveness of such Demand Registration until the earlier of (i) the sale of all of the Registrable Securities registered pursuant thereto (it being understood that the Existing Partners shall promptly notify the Company of such sale) and (ii) 180 days following the effectiveness of such registration statement. The Demand Registration shall be on an appropriate form and the Demand Registration and any form of prospectus included therein or prospectus supplement relating thereto shall reflect such plan of distribution or method of sale as the Existing Partners may from time to time notify the Company, including the sale of some or all of the Registrable Securities in a public offering or, if requested by the Existing Partners, subject to receipt by the Company of such information (including information relating to purchasers) as the Company reasonably may require, (i) in a transaction constituting an offering outside the United States which is exempt from the registration requirements of the Securities Act in which the Company undertakes to effect registration of such securities as soon as possible after the completion of such offering in order to permit such securities to be freely tradeable in the United States, (ii) in a transaction constituting a private placement under Section 4(2) of the Securities Act in connection with which the Company undertakes to register such securities after the conclusion of such placement to permit such securities to be freely tradeable by the purchasers thereof, or (iii) in a transaction under Rule 144A of the Securities Act in connection with which the Company undertakes to register such securities after the conclusion of such transaction to permit such securities to be freely tradeable by the purchasers thereof. The Existing Partners holding the Required Interest may exercise their rights under this Section 3(a) twice during any twelve-month period; provided, that the Existing Partners' second such demand registration right shall be conditioned upon Buyer having not exercised its second demand registration right pursuant to Section 3(a) of the Buyer Agreement during such twelve month period. Notwithstanding anything to the contrary provided herein, the Existing Partners' rights pursuant to this Section 3 shall be effective not earlier than one year following the date hereof.

          (b) Special Demand Registration. The Existing Partners may demand in writing that the Company register and list, not earlier than one year following the date hereof, the Company Preferred Stock on the principal exchange on which the Company's securities are then listed if so permitted by applicable law and the regulations of such exchange. If the Company shall receive a written request from the Existing Partners holding the Required Interest that the Company file a registration statement or similar document under the Securities Act pursuant to this Section 3(b), then the Company shall promptly cause such registration statement or similar document to be filed with the Commission and shall use its best efforts to cause all Registrable Securities that the Existing Partners holding the Required Interest have requested to be registered under the Securities Act to be so registered within 120 days of such request and maintain the effectiveness of such registration statement until the earlier of (i) the sale of all of the Registrable Securities registered pursuant thereto (it being understood that the Existing Partners shall promptly notify the Company of such sale) and (ii) 180 days following the effectiveness of such registration statement. Such registration statement shall provide for the registration under the Securities Act of the Company Preferred Stock held by the Existing Partners and shall provide for the sale by the Existing Partners of shares of the Company Preferred Stock.

          (c) Black-Out Periods of the Existing Partners. Notwithstanding anything herein to contrary, (i) the Company shall have the right, exercisable on not more than five occasions (but not more than two in any 12 month period), from time to time to require the Existing Partners not to sell pursuant to a registration statement or similar document under the Securities Act filed pursuant to Section 3(a) and
(b) or to suspend the effectiveness thereof during the period starting with the date 20 days prior to the Company's good faith estimate, as certified in writing by an executive officer of the Company to the Existing Partners, of the proposed date of filing of a registration statement, or a preliminary prospectus supplement relating to an existing registration statement in either case, pertaining to an underwritten public offering of equity securities of the Company for the account of the Company, and ending on the date 75 days following the effective date of such registration statement or the date of filing of such prospectus supplement, and (ii) the Company shall be entitled to postpone or suspend (but not for a period exceeding 90 days) the filing or effectiveness of a registration statement otherwise required to be prepared and filed by it pursuant to Section 3(a) and (b) if the Company determines, in its good faith judgment, that such registration and offering or continued effectiveness would interfere with any material financing, acquisition, disposition, corporate reorganization or other material transaction involving the Company or any of its subsidiaries or public disclosure thereof would be required prior to the time such disclosure might otherwise be required, or when the Company is in possession of material information that it deems advisable not to disclose in a registration statement.

          (d) Black-Out Periods of the Company. Subject to the conditions of this Section 3(d), the Existing Partners shall have the right, exercisable on not more than five occasions (including any black-out period rights the Existing Partners may have in Section 2(c) above, and but not more than two in any 12 month period), to require the Company not to sell any common equity securities of the Company or any securities convertible into common equity securities of the Company under any registration statement or prospectus supplement relating to an existing registration statement or to suspend the effectiveness thereof, during the period starting with the date 20 days prior to the Existing Partners' good faith estimate, as certified in writing by the Existing Partners to the Company, of the proposed date of filing of a preliminary prospectus supplement relating to a registration statement or similar document under the Securities Act filed pursuant to Section 3(a) and (b), pertaining to an underwritten public offering of Registrable Securities, and ending on the date 75 days following the date of filing of the final prospectus supplement, but in no event on a date later than 90 days following the date of filing of the preliminary prospectus supplement. Such right may only be exercised by the Existing Partners holding the Required Interest. The Company's obligations under this Section 3(d) are subject to the continuing satisfaction of the following conditions: (i) no black-out period pursuant to Section 3(c)(i) shall be in effect at the time of the Existing Partners' exercise of their rights under this Section 3(d); (ii) the Company shall not have suspended sales of Registrable Securities pursuant to
Section 3(c)(ii); and (iii) the Company shall not have delivered to the Existing Partners a written notice to the effect that the Board of Directors has determined in good faith that compliance with this Section 3(d) would reasonably be expected to have a material adverse effect on the Company. In no event may the Company include in any preliminary prospectus supplement under which the Existing Partners are offering Registrable Securities covered by this Section 3(d) any equity securities of the Company or any securities convertible into equity securities of the Company.

          (e) Notice. The Company shall give the Existing Partners prompt notice in the event that the Company has suspended sales of Registrable Securities under Section 3(c).

     Section 4.     Incidental Registrations.

          (a)  Notification and Inclusion.  If the Company proposes to register
(x) for its own account or (y) pursuant to a right to registration on request pursuant to the Buyer Agreement, any common equity securities of the Company or any securities convertible into common equity securities of the Company under the Securities Act (other than a registration relating solely to the sale of securities to participants in a dividend reinvestment plan, a registration on Form S-4 (or successor form) relating to a business combination or similar transaction permitted to be registered on such Form S-4, a registration on Form S-8 (or successor form) relating to the sale of securities to participants in a stock or employee benefit plan, or a registration permitted under Rule 462 under the Securities Act registering additional securities of the same class as were included in a earlier registration statement for the same offering and declared effective), then the Company shall, at each such time, promptly give written notice of such registration to the Existing Partners. Upon the written request of the Existing Partners holding the Required Interest within 10 days (but in the case of a retail "spot" offering, two Business Days so long as the Company has advised the Existing Partners that it is considering effecting such an offering, and the material terms thereof, as promptly as is practical for the Company to do so and in any event not less than 10 days prior to the beginning of such two Business Day period) after receipt of such notice by the Existing Partners, the Company shall seek to include in such proposed registration such Registrable Securities of the same class as is then being registered by the Company as the Existing Partners holding the Required Interest shall request be so included and shall use its best efforts to cause a registration statement covering all of the Registrable Securities that the Existing Partners have so requested to be registered to become effective under the Securities Act. The Company shall be under no obligation to the Existing Partners to complete any offering of securities it proposes to make under this Section 4 and shall incur no liability (including under this Section 4 or under Section 5) to the Existing Partners for its failure to do so. If, at any time after giving written notice of its intention to register any securities as set forth in this Section 4(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to the Existing Partners and, thereupon, (i) in the case of a determination not to register, the Company shall be relieved of its obligation to the Existing Partners to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith) pursuant to Section 4(a) hereof and (ii) in the case of a determination to delay registering, the Company shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities. Notwithstanding anything to contrary herein, the existing Partners rights hereunder shall be effective not earlier than one year following the date hereof.

          (b) Cut-back Provisions. If a registration pursuant to this Section 4 involves an Underwritten/Placed Offering of the securities so being registered, whether or not solely for sale for the account of the Company, which securities are to be distributed by or through one or more underwriters of recognized standing under underwriting terms customary for such transaction, and the underwriter or the managing underwriter, as the case may be, of such Underwritten/Placed Offering shall inform the Company of its belief that the amount of securities requested to be included in such registration or offering exceeds the amount which can be sold in (or during the time of) such offering without delaying or jeopardizing the success of the offering (including the price per share of the securities to be sold), then the Company will include in such registration (i) first, all the securities of the Company which the Company proposes to sell for its own account and (ii) second, to the extent of the amount which the Company is so advised can be sold in (or during the time of) such offering, Registrable Securities and other securities requested to be included in such registration pro rata among the Existing Partners and others exercising incidental registration rights on the basis of the number of securities requested to be included by all such persons.

          (c) Duration of Effectiveness. At the request of the Existing Partners holding the Required Interest, the Company shall, subject to Section 2(b), use its best efforts to keep any registration statement for which Registrable Securities are included under this Section 4 effective and usable for up to 90 days (subject to extension for the length of any Registration Suspension Period), unless the distribution of securities registered thereunder has been earlier completed; provided, however, that in no event will the Company be required to prepare or file audited financial statements with respect to any fiscal year by a date prior to the date on which the Company would be so required to prepare and file such audited financial statements if such registration statement were no longer effective and usable.

     Section 5. Registration Procedures. (a) In connection with the filing of any registration statement as provided in Sections 2, 3 or, subject to the terms and conditions of Section 4, the Company shall use its best efforts to, as expeditiously as reasonably practicable:

          (i) prepare and file with the Commission the requisite registration statement (including a prospectus therein) to effect such registration and use its best efforts to cause such registration statement to become effective, provided that before filing such registration statement or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Existing Partners holding the Required Interest copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel before any such filing is made, and the Company will comply with any reasonable request made by such counsel to make changes in any information contained in such documents relating to the Existing Partners;

          (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during the period in which such registration statement is required to be kept effective;

          (iii) furnish to each Existing Partner and the underwriter, if any, of the securities being registered, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits) other than those which are being incorporated into such registration statement by reference, such number of copies of the prospectus contained in such registration statements (including each complete prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, including documents incorporated by reference, as the Existing Partners may reasonably request;

          (iv) register or qualify all Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Existing Partners and the underwriters, of the securities being registered, if any, shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable the Existing Partners to consummate the disposition in such jurisdictions of the securities owned by the Existing Partners, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation or register as a broker or dealer in any jurisdiction wherein it would not but for the requirements of this paragraph be obligated to be so qualified or registered, or to consent to general service of process in any such jurisdiction, or to subject the Company to any material tax in any such jurisdiction where it is not then so subject;

          (v) furnish to the Existing Partners a signed counterpart, addressed to the Underwriter if any, addressed to each Existing Partner (and the underwriters, if any), of

               (A) an opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to the Existing Partners, and

               (B) to the extent permitted by then applicable rules of professional conduct, a "comfort" letter, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering such matters with respect to such registration statement and with respect to events subsequent to the date of such financial statements, all as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in connection with underwritten public offerings of securities;

          (vi) immediately notify the Existing Partners at any time when the Company becomes aware that a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of the Existing Partners, promptly prepare and furnish to the Existing Partners a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

          (vii) comply or continue to comply in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission thereunder so as to enable any Existing Partner to sell its Company Stock pursuant to Rule 144 promulgated under the Securities Act, and not file any amendment or supplement to such registration statement or prospectus to which the Existing Partners shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act, having been furnished with a copy thereof at least five Business Days prior to the filing thereof;

          (viii) make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

          (ix) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

          (x) cooperate with the Existing Partners to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any Securities Act legend; and enable certificates for such Registrable Securities to be issued for such numbers of shares of Company Stock and registered in such names as the selling Existing Partners may reasonably request in writing at least two Business Days prior to any sale of Registrable Securities;

          (xi) list all Company Stock covered by such registration statement on any securities exchange on which any of the Company Stock is then listed and cause to be satisfied all requirements and conditions of such securities exchange to the listing of such securities that are reasonably within the control of the Company including, without limitation, registering the applicable class of Company Stock under the Exchange Act, if appropriate, and using its best efforts to cause such registration to become effective pursuant to the rules of the Commission;

          (xii) in connection with any sale, transfer or other disposition by any Existing Holder of any Company Stock pursuant to Rule 144 promulgated under the Securities Act, cooperate with such holder to facilitate the timely preparation and delivery of certificates representing Company Stock to be sold and not bearing any Securities Act legend, and enable certificates for such Company Stock to be for such number of shares and registered in such name as the selling Existing Partners may reasonably request in writing at least two business days prior to any sale of Registrable Securities;

          (xiii) notify each Existing Partner, promptly after it shall receive notice thereof, of the time when such registration statement, or any post-effective amendments to the registration statement, shall have become effective, or a supplement to any prospectus forming part of such registration statement has been filed;

          (xiv) notify each Existing Partner of any request by the Commission for the amendment or supplement of such registration statement or prospectus for additional information; and

          (xv) advise each Existing Partner, promptly after it shall receive notice or obtain knowledge thereof, of (A) the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose (and use all reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued), and
     (B) the suspension of the registration of the subject shares of the Company Stock in any state jurisdiction.

     (b) In connection with the filing of any registration statement covering Registrable Securities, the selling Existing Partners shall furnish in writing to the Company such information regarding such Existing Partner (and any of its affiliates), the Registrable Securities to be sold, the intended method of distribution of such Registrable Securities, and such other information requested by the Company as is necessary or advisable for inclusion in the registration statement relating to such offering pursuant to the Securities Act and the rules of the Commission thereunder. Such writing shall expressly state that it is being furnished to the Company for use in the preparation of a registration statement, preliminary prospectus, supplementary prospectus, final prospectus or amendment or supplement thereto, as the case may be.

     Each Existing Partner agrees by acquisition of the Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (a)(vi) of this Section 5, such Existing Partner will forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Existing Partner's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (a)(vi) of this Section 5.

     Section 6. Certain Underwritten Offerings. If requested by the underwriters for any underwritten offerings by the Existing Partners, under a registration requested pursuant to Section 2(a), the Company will enter into a customary underwriting agreement with such underwriters for such offering, to contain such representations and warranties by the Company and such other terms as are customarily contained in agreements of this type, including indemnities to the effect and to the extent provided in Section 9. Each selling Existing Partner shall be a party to such underwriting agreement and may, at its option, require that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Existing Partner. An Existing Partner shall not be required to make any representations or warranties to or agreement with the Company or the underwriters other than representations, warranties or agreements regarding such Existing Partner and such Existing Partner's intended method of distribution and any other representation or warranty required by law. Other than Morgan Stanley Dean Witter Discover, Donaldson, Lufkin & Jenrette and Lehman Brothers, which firms are now designated by the Company as agreeable to it, the Company may decline (but not more than three times) to retain an underwriter of the Existing Partners' choice. The Existing Partners shall only propose underwriters of nationally recognized standing.

     Section 7. Preparation; Reasonable Investigation. In connection with the preparation and filing of the registration statement under the Securities Act, the Company will give the Existing Partners, their underwriters, if any, and their respective counsel, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers, its counsel and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Existing Partners and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

     Section 8. Tag-Along Rights. Each Existing Partner shall be entitled to the rights set forth in this Section 8.

          (a) Rights and Notice. The Company shall not directly or indirectly sell or otherwise dispose of shares of Company Stock to any person (a "Third Party") in connection with a Tag-Along Transaction, unless the terms and conditions of such sale or other disposition shall include an offer to each Existing Partner to include, at the option of such Existing Partner, in such sale or other disposition that number of Registrable Securities of the same class of those securities to be so sold or disposed of by the Company owned by such Existing Partner as of the Exercise Notice (as defined below) at the time of such sale or other disposition determined in accordance with Section 8(b) (the "Tag-Along Shares"). The Company shall send a written notice (the "Tag-Along Notice") to each Existing Partner setting forth the number of shares proposed to be sold or otherwise disposed of in the Tag-Along Transaction (the "Tag-Along Transaction Shares"), and the price at which such shares are proposed to be sold (or the method by which such price is proposed to be determined). At any time within 15 days after its receipt of the Tag-Along Notice, the Existing Partners may exercise their option to sell the Tag-Along Shares by furnishing written notice of such exercise (the "Exercise Notice") to the Company. Notwithstanding anything to the contrary provided herein, the Existing Partners' rights pursuant to this
Section 8 shall be effective not earlier than one year following the date hereof.

          (b) Number of Shares to be Included. If the proposed sale or other disposition by the Company in connection with a Tag-Along Transaction is consummated, each Existing Partner shall have the right to sell to the Third Party as part of such proposed sale or other disposition such number of Registrable Securities owned by such Existing Partner equal to the product of
(i) the ratio of the total number of Registrable Securities owned by such Existing Partner (assuming, with respect to all such Registrable Securities, the redemption or exchange for, or the conversion into, shares of Company Common Stock) at the time that such Existing Partners receives the Tag-Along Notice to the total number of outstanding shares of Company Common Stock at the time that such Existing Partner receives the Tag-Along Notice, and (ii) the number of Tag-Along Transaction Shares; provided, however, that if the number of Tag-Along Shares is greater than the number of Registrable Securities owned by such Existing Partner at the time that such Existing Partner receives the Tag-Along Notice, then such Existing Partner shall have the right to sell to the Third Party as part of the proposed sale or other disposition to the Third Party by the Company in connection with a Tag-Along Transaction the total number of Registrable Securities owned by such Existing Partner at the time that such Existing Partner receives the Tag-Along Notice. All calculations pursuant to this paragraph shall exclude and ignore any unissued shares issuable pursuant to stock options, warrants and other rights to acquire shares and pursuant to convertible or exchangeable securities; provided, however, that the provisions of this Section 8 shall not apply to (i) any shares of any class of Company Stock or convertible securities issuable upon redemption or conversion of the Company Preferred Stock, (ii) or any shares of Company Stock issued to employees, consultants or directors as compensation or incentives for services rendered to the Company, whether under the Company Stock Option and Incentive Plan or any successor thereto, or (ii) any issuance or sale of not more than $120,000,000 of Company Common Stock as contemplated in clause (x) of the parenthentrial of Section 5(e)(v) of the Articles Supplementary of the Company.

          (c) Abandonment of Sale. Each of the Company and the Third Party shall have the right, in its sole discretion, at all times prior to consummation of the proposed sale or other disposition giving rise to the tag-along right granted by this Section 8 to abandon, rescind, annul, withdraw or otherwise terminate such sale or other disposition, whereupon all tag-along rights in respect of such sale or other disposition pursuant to this Section 8 shall become null and void, and neither the Company nor the Third Party shall have any liability or obligation to the Existing Partners with respect thereto by virtue of such abandonment, rescission, annulment, withdrawal or termination.

          (d) Terms of Sale. The purchase from the Existing Partners pursuant to this Section 8 shall be on the same terms and conditions, including the per share price and the date of sale or other disposition, as are applicable to the Company, and which shall be consistent with the relevant Tag-Along Notice; provided, however, that the Existing Partners shall not be required to make any representations or warranties with respect to the Company.

          (e) Timing of Sale. If, with respect to any Tag-Along Notice, an Existing Partner fails to deliver an Exercise Notice within the requisite time period, the Company shall have 120 days after the expiration of the time in which the Exercise Notice is required to be delivered in which to sell or otherwise dispose of not more than the number of shares of Company Stock described in the Tag-Along Notice on terms not more favorable to the Company than were set forth in the Tag-Along Notice. If, at the end of 120 days following the receipt of the Tag-Along Notice, the Company has not completed the sale or other disposition in accordance with the terms described in the Tag-Along Notice, the Company shall again be obligated to comply with the provisions of this Section 8 with respect to, and provide each Existing Partner with the opportunity to participate in, any proposed sale or other disposition of shares in connection with a Tag-Along Transaction.

     Section 9.     Indemnification.

          (a) Indemnification by the Company. In the event of any registration of any Registrable Securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless each Existing Partner, its officers and directors and each person who controls such Existing Partner within the meaning of the Securities Act, each other person who participates as an underwriter in the offering or sale of such securities and each other person who controls any such underwriter within the meaning of the Securities Act, against any losses, claims, damages, and expenses (including, without limitation, reasonable attorneys fees) joint or several, to which the Existing Partners or any such indemnitees may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered and sold under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company will reimburse each Existing Partner for any reasonable legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceedings; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Existing Partners or any other person who participates as an underwriter in the offering or sale of such securities, in either case, specifically stating that it is for use in the preparation thereof, and provided, further, that the Company shall not be liable to the Existing Partners or any person who participates as an underwriter in the offering or sale of Registrable Securities or any other person, if any, who controls such underwriter within the meaning of the Securities Act in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such person's failure to send or give a copy of the final prospectus or supplement to the persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in such final prospectus or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Existing Partners or any such underwriter or controlling person and shall survive the transfer of such securities by the Existing Partners.

          (b) Indemnification by the Existing Partners. The Company may require, as a condition to including any Registrable Securities in any registration statement pursuant to Section 2 or Section 3, that the Company shall have received an undertaking satisfactory to it from each Existing Partner to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 9) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, and each other person who participates as an underwriter in the offering or sale of such securities and each other person who controls any such underwriter within the meaning of the Securities Act, with respect to any untrue statement or alleged untrue statement of a material fact in or omission or alleged omission to state a material fact from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by an Existing Partner specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, or controlling person and shall survive the transfer of such securities by any Existing Partner.

          (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 9, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 9, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to assume the defense thereof, for itself, if applicable, together with any other indemnified party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof.

          (d) Indemnification Payments. To the extent that the indemnifying party does not assume the defense of an action brought against the indemnified party as provided in Section 9(c), the indemnified party (or parties if there is more than one) shall be entitled to the reasonable legal expenses of common counsel for the indemnified party (or parties). In such event, however, the indemnifying party will not be liable for any settlement expected without the written consent of such indemnifying party. The indemnification required by this Section 9 shall be made by periodic payments of the amount thereof during the course of an investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

          (e) Contribution. If, for any reason, the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of the expense, loss, damage or liability, (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in the proportion as is appropriate to reflect not only the relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

     Section 10. Covenants Relating to Rule 144. The Company will file in a timely manner, information, documents and reports in compliance with the Exchange Act and will, at its expense, forthwith upon the request of the Existing Partners, deliver to the Existing Partners a certificate, signed by the Company's principal financial officer, stating (a) the Company's name, address and telephone number (including area code), (b) the Company's Internal Revenue Service identification number, (c) the Company's Commission file number, (d) the number of shares of Company Common Stock and the number of shares of Company Preferred Stock outstanding as shown by the most recent report or statement published by the Company, and (e) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least 90 days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder. If at any time the Company is not required to file reports in compliance with either Section 13 or Section 15(d) of the Exchange Act, the Company will, at its expense, forthwith upon the written request of the Existing Partners, make available adequate current public information with respect to the Company within the meaning of paragraph (c)(2) of Rule 144 of the General Rules and Regulations promulgated under the Securities Act.

     Section 11.    Miscellaneous.

          (a) Expenses. All Registration Expenses incurred in connection with any Shelf Registration or other registration which may be requested under Sections 2, 3 or 4 (including all Registrable Expenses incurred in connection with any registration of any securities other than those of the Existing Partners as referred to in the first sentence of Section 4(a)) shall be borne by the Company.

          (b) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 10, provided receipt of copies of such counterparts is confirmed.

          (c) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF

          (d) Entire Agreement. This Agreement (including agreements incorporated herein) contains the entire agreement between the parties with respect to the subject matter hereof and there are no agreements or understandings between the parties other than those set forth or referred to herein. This Agreement is not intended to confer upon any person not a party hereto (and their successors and assigns) any rights or remedies hereunder.

          (e) Notices. All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to the Company shall be addressed to:

          Burnham Pacific Properties, Inc.
          610 West Ash Street
          Suite 1600
          San Diego, CA 92101-3350
          Attention:  Daniel B. Platt
          Telecopy Number:  (619) 652-4711

     with a copy to:

          Loeb & Loeb LLP
          345 Park Avenue
          18th Floor
          New York, New York 10154-0037
          Attention: Christopher Aidun, Esq.
          Telecopy Number:  (212) 407-4990

          Goodwin, Procter & Hoar LLP
          Exchange Place
          53 State Street
          Boston, MA 02109-2881
          Attention: William B. King, Esq.
          Telecopy Number:  (617) 523-1231

or at such other address and to the attention of such other person as the Company may designate by written notice to the Existing Partners. Notices to the Existing Partners shall be addressed to:

          Highridge Partners, Inc.
          300 Continental Boulevard
          Suite 360
          El Segundo, CA 90245
          Attn: Mr. John S. Long
          Telecopy Number: (310) 648-7619

          and

          Blackacre Capital Group, L.P.
          450 Park Avenue
          28th Floor
          New York, New York 10022

          Attn: Mr. Ronald J. Kravit
          Telecopy Number: (212) 758-5305

     with a copy to:

          Battle Fowler LLP
          75 East 55th Street
          New York, New York 10022
          Attention: Steven L. Lichtenfeld, Esq.
          Telecopy Number: (212) 856-7823

          (f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.
Each party hereto shall be permitted to assign any of its rights hereunder to any third party, provided that (i) an Existing Partner shall remain the agent for all third party assignees with respect to the registration and other rights as set forth herein, (ii) such transfer is effected in accordance with applicable federal and state securities laws, (iii) such assignee becomes a party to this Agreement or agrees in writing to be subject to the terms hereof, and (iv) the Company is given written notice by the relevant Existing Partner of said transfer stating the name and address of said assignee and identifying the securities with respect to which such registration rights are being assigned.

          (g) Headings. The Section and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or other headings contained herein mean Sections or other headings of this Agreement unless otherwise stated.

          (h) Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

          (i)  Interpretation; Absence of Presumption.  For the purposes hereof,
(i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, paragraph or other references are to the Sections, paragraphs, or other references to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word

"or" shall not be exclusive, and (v) provisions shall apply, when appropriate, to successive events and transactions.

     This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

          (j) Severability. Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

     IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties hereto as of the day first above written.

                               [SIGNATURE PAGE FOLLOWS]

     THE COMPANY:

     BURNHAM PACIFIC PROPERTIES, INC.


     By:  /s/ David B. Platt
          ------------------------------
          Name: David B. Platt
          Title: Chief Financial Officer


     THE EXISTING PARTNERS:

     BLACKACRE SMC HOLDINGS, L.P.

     By: Blackacre Capital Group, L.P.,
           its general partner

     By: Blackacre Capital Management Corp.,
          its general partner


      By:  /s/ Jeffrey B. Citrin
           ----------------------
           Name: Jeffrey B. Citrin
           Title: Co-President


     BLACKACRE SMC II HOLDINGS LLC

     By:  Blackacre Capital Group, L.P.,
            its managing member

     By: Blackacre Capital Management Corp.,
                its managing member

     By:  /s/ Jeffrey B. Citrin
          -------------------------
          Name: Jeffrey B. Citrin
          Title: Co-President

                                        MJL ASSOCIATES, A CALIFORNIA LIMITED
                                        PARTNERSHIP

                                        By:  MJL Investments, Inc., a California
                                             corporation, as general partner

                                        By:  /s/ Steven A. Berlinger
                                             ------------------------------
                                             Name: Steven A. Berlinger
                                             Title: Vice President





                                        /s/ Eugene S. Rosenfeld
                                        ---------------------------
                                            Eugene S. Rosenfeld

                                         /s/ Jack L. Mahoney
                                        ---------------------------
                                             Jack L. Mahoney

                                        /s/ Mark Cassidy
                                        ---------------------------
                                            Mark Cassidy

                                        /s/ Steven A. Berlinger
                                        ---------------------------
                                            Steven A. Berlinger


                                        SAB ASSOCIATES, A CALIFORNIA LIMITED
                                        PARTNERSHIP

                                        By:  SAB Investments, Inc., a California
                                             corporation, as general partner


                                        By:  /s/ Steven A. Berlinger

                                             Name: Steven A. Berlinger
                                             Title: President

                                        BLACKACRE SMC MASTER
                                        HOLDINGS, LLC

                                        By:  Blackacre SMC Holdings, L.P.,
                                             its managing member

                                        By:  Blackacre Capital Group, L.P., its
                                             general partner

                                        By:  Blackacre Capital Management Corp.,
                                             its general partner

                                        By:  /s/ Jeffrey B. Citrin
                                             -------------------------------
                                             Name: Jeffrey B. Citrin
                                             Title: Co-President

                                        By:  Blackacre SMC II Holdings, LLC, its
                                             managing member

                                        By:  Blackacre Capital Group, L.P., its
                                             managing member

                                        By:  Blackacre Capital Management Corp.,
                                             its general partner

                                        By:  /s/ Jeffrey B. Citrin
                                             -------------------------------
                                             Name: Jeffrey B. Citrin
                                             Title: Co-President

                                      SCHEDULE 1

Blackacre SMC Master Holdings, L.L.C.

MJL ASSOCIATES, A CALIFORNIA LIMITED PARTNERSHIP

Eugene S. Rosenfeld

Jack L. Mahoney

Mark Cassidy

Steven A. Berlinger

SAB ASSOCIATES, A CALIFORNIA LIMITED PARTNERSHIP